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                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


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[ ] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14A-6(e)(2))

[ ] Definitive Proxy Statement

[ ] Definitive Additional Materials

[X] Soliciting Material Pursuant toss.240.14a-12

                              Software.com, Inc.

             (Name of each Registrant as Specified in its Charter)

   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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     On September 29, 2000, Software.com, Inc. issued the following press release:


Software.com Sets Record Date for Stockholder Meeting to Approve Merger

     SANTA BARBARA, Calif.--(BUSINESS WIRE)--Sept. 29, 2000-- Software.com Inc. (Nasdaq:SWCM - news), a leading developer of carrier-scale, Internet
        ----   ----
infrastructure software for communications service providers, today announced that the company has set a record date to determine stockholders who are entitled to vote on its proposed merger with Phone.com.

     Stockholders of record of the company as of the close of business on Sept. 25, 2000 will be entitled to vote on the adoption of the merger agreement between Phone.com and Software.com. Software.com will hold a special stockholders meeting on Nov. 17, 2000 at which Software.com shareholders will vote on approval of the merger agreement.

     Software.com -- The Internet Infrastructure Company(R)

     With more than 116 million seats licensed, Software.com (Nasdaq:SWCM -
                                                                     ----
news) is a leading supplier of carrier-scale Internet infrastructure software
----
for communications service providers worldwide. Software.com provides the scalable platform that enables service providers to deploy next-generation business and consumer Internet services, including email, IP unified messaging, mobile mail and mobile instant messaging.

     Customers comprise many of the largest service providers worldwide, including: AT&T Canada, AT&T WorldNet(R) Service, ALLTEL, Bell South, Excite@Home, GTE.net Services, iBasis, Japan Telecom, Phone.com, PSINet, Road Runner, Sprint PCS, Telecom Italia Net (Tin.it) and Telecom Italia Mobile SpA
(TIM). In addition, Software.com has established strategic relationships with Cisco Systems, Hewlett-Packard, IBM, Nortel Networks and Telcordia Technologies (formerly Bellcore). Founded in 1993 and headquartered in Santa Barbara, the company maintains offices throughout the U.S., Europe and Asia. Software.com can be reached in the U.S. at 805/882-2470 or www.software.com.
                                          ----------------

Where You Can Find Additional Information:

     Investors and security holders of Software.com are advised to read the (definitive) joint proxy statement/prospectus regarding the proposed merger included in the Form S-4 filed by Phone.com with the Securities and Exchange Commission on Aug. 30, 2000, as subsequently amended, because it contains important information about the transaction. Investors and security holders may obtain a free copy of the definitive joint proxy statement/prospectus at the Securities and Exchange Commission's Web site at http:\\www.sec.gov. The
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(definitive) joint proxy statement/prospectus and these other documents may also be obtained for free from Software.com.

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